Exhibit 99.1

PRESS RELEASE

CONTACT:

Marilynn Meek

Financial Relations Board

212-827-3773

mmeek@mww.com

ZAIS FINANCIAL CORP. ANNOUNCES DEFINITIVE AGREEMENT WITH SUTHERLAND ASSET MANAGEMENT CORP.

Red Bank, NJ – April 7, 2016 – ZAIS Financial Corp. (NYSE: ZFC) (“ZFC” or the “Company”) today announced that it has entered into a definitive merger agreement under which the Company will combine with Sutherland Asset Management Corp. (“SAM”), a privately held commercial mortgage REIT. In the transactions described in the merger agreement, ZFC stockholders will continue to be stockholders of the surviving corporation and will be eligible to receive cash aggregating approximately $64 million in a tender offer to be made by the Company following stockholder approval of the transaction. SAM stockholders will receive newly issued ZFC shares, and holders of operating partnership units of SAM will receive operating partnership units in the surviving company. Following the merger, the combined entity will be renamed Sutherland Asset Management Corporation, and its shares will continue to be listed on the New York Stock Exchange under the symbol SLD. SAM will be externally managed, by Waterfall Asset Management, LLC (“Waterfall”), SAM’s current external manager. The merger agreement has been approved by both companies’ Boards of Directors and is subject to the approval of both companies’ stockholders.

SAM acquires, manages, services, finances, and through its subsidiaries originates, primarily small balance commercial (“SBC”) loans. As of December 31, 2015, SAM had assets of $2.3 billion and total stockholders’ equity of $480 million. For the year ended December 31, 2015 SAM earned net income of $44.8 million. SBC loans generally range, in original principal amount, between $500,000 and $10 million, and are used by small businesses to purchase real estate used in their operations or by investors seeking to acquire small multi-family, office, retail, mixed use or warehouse properties. SAM also invests in asset-backed securities where the underlying pool of assets consists primarily of SBC loans, or SBC asset-backed securities (“ABS”), and other real estate-related investments.

The number of ZFC shares to be received by SAM stockholders will be based on an exchange ratio determined by dividing the SAM Adjusted Book Value per share by the ZFC Adjusted Book Value per share. Adjusted Book Value per share equals total consolidated stockholders’ equity divided by each respective company’s common stock and operating partnership units issued and outstanding, as modified for transaction expenses and after giving pro-forma effect to any dividends or other distributions. An additional $15 million reduction will be applied to ZFC’s book value to derive its Adjusted Book Value.

As of December 31, 2015, SAM’s and ZFC’s Adjusted Book Value per share, on a pro-forma basis, would have been $14.32 and $18.29 (before transaction expenses), respectively, representing an exchange ratio of 0.7829, with every share of SAM being exchanged for 0.7829 ZFC share. For illustrative purposes, under a pro forma exchange ratio, as of December 31, 2015, SAM stockholders would receive approximately 26.2 million ZFC shares, which would value ZFC at approximately 91.6% of book value or $18.29 per share of common stock and operating partnership unit. This valuation represents a premium of approximately 24% above the closing price of ZFC’s shares of common stock on the New York Stock Exchange on April 6, 2016, and 37% based upon the closing price of ZFC’s shares of common stock on the New York Stock Exchange on November 3, 2015, the day prior to the public announcement of ZFC’s decision to explore strategic alternatives.

The merger agreement provides that following stockholder approval of the transaction but prior to the closing of the merger, the Company will make a cash tender offer to the ZFC stockholders for aggregate cash proceeds of up to $64.3 million. The tender offer will be made at a price per share equal to 95% of ZFC’s Adjusted Book Value, further adjusted by ZFC’s pro-rata share of an (i) $8 million contractual termination payment to ZAIS Group, LLC, its managing advisor, and (ii) approximately $4 million related to intangible assets, or for illustrative purposes, $17.05 per share as of December 31, 2015. Based on this illustrative pro forma tender offer price as of December 31, 2015, and assuming the tender offer is fully subscribed, following the merger ZFC stockholders would continue to own approximately 16% of the combined entity. The tender offer will be financed through the sale of certain mortgage loans from ZFC’s residential mortgage investments segment. The final exchange ratio and the per share cash tender offer price will be subject to adjustment based on fluctuations in both companies’ book values, as per the terms of the merger agreement.

Michael Szymanski, Chief Executive Officer of ZAIS Financial Corp., commented, “We are pleased to be able to bring a successful conclusion to the strategic review that was previously announced. This transaction offers ZFC stockholders a potential opportunity to benefit from a transaction at a significant premium to the recent trading value of the common stock. We believe the transaction will provide an excellent outcome for ZFC stockholders and is the alternative that will offer the most attractive value.”

The completion of the merger is subject to the satisfaction of certain customary conditions, and is subject to the approval of the stockholders of both ZFC and SAM. The Company expects the transaction to close in the third quarter of 2016.

Houlihan Lokey Inc. is serving as independent financial advisor and Alston & Bird LLP is serving as independent legal advisor to ZFC. Bank of America Merrill Lynch is serving as financial advisor and Sidley Austin LLP is serving as legal advisor to SAM.

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (“REIT”) which originates, acquires, finances, services and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

ABOUT SUTHERLAND ASSET MANAGEMENT

SAM, together with its subsidiaries, is a privately held REIT that originates, acquires, finances, services and manages small balance commercial (“SBC”) loans, Small Business Administration (“SBA”) loans, and mortgage backed securities (“MBS”) collateralized primarily by SBC loans, or other real estate-related investments. SAM is externally managed and advised by Waterfall Asset Management LLC.

Additional Information about the Merger

In connection with the proposed merger, ZFC and SAM expect to prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the proposed merger. The joint proxy/prospectus will contain important information about the proposed transaction and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY ZFC WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ZFC, SAM AND THE PROPOSED MERGER.

Investors and stockholders of ZFC and SAM may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by ZFC with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ZFC with the SEC are also available free of charge on ZFC’s website at www.zaisfinancial.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In addition, additional details about the proposed merger can be found in ZFC’s Current Report on Form 8-K to be filed with the SEC. Copies can be obtained from the SEC website at www.sec.gov, or on ZFC’s website at www.zaisfinancial.com. ZFC stockholders may also contact ZFC Investor Services for additional information by calling 212-827-3773 or emailing mmeek@mww.com.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

ZFC, SAM and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ZFC’s and SAM’s stockholders in respect of the proposed merger. Information regarding ZFC’s directors and executive officers can be found in ZFC’s definitive proxy statement filed with the SEC on March 31, 2015, the Form 8-K filed on June 1, 2015, and the Company's most recent Annual Report filed on Form 10-K on March 10, 2016.

Information regarding SAM’s directors and executive officers can be found in SAM’s Form S-11/A filed with the SEC on December 14, 2015. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from ZFC or SAM, as applicable, using the sources indicated above.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained.

Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain stockholder approvals relating to the merger or the failure to satisfy the other conditions to completion of the merger; fluctuations in the adjusted book value per share of the shares of both ZFC and SAM; risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on ZFC and SAM’s operating results and businesses generally; the outcome of any legal proceedings relating to the merger; changes in future loan production; the Company’s ability to retain key managers of GMFS; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.